        EXHIBIT 77(O) MORGAN STANLEY DEAN WITTER GLOBAL UTILITIES FUND
        10f-3 transactions for the period March 1, 1999 - August 31, 1999


                                                                       TOTAL
                                                                       ISSUED/
                                 DATE       PRICE   SHARES     % of    PRINCIPAL       PURCHASED
SECURITY                         PURCHASED  SHARE   PURCHASED  Assets  AMOUNT          BY FUND     BROKER(S)
Azurix Corp.                     6/9/99     $19.00  75,000     0.201%  $695,400,000    0.205%      Merrill Lynch
Korea Telecom Corp.              5/26/99    $27.56  75,000     0.976%  $2,485,664,291  0.050%      Salomon Smith
                                                                                                    Barney
